Exhibit 5.2(a)

June 29, 2021

Mississippi Power Company
2992 West Beach Boulevard
Gulfport, Mississippi 39501

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mississippi Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-240328) (the “Registration Statement”) relating to $200,000,000 aggregate principal amount of the Company’s Series 2021A Floating Rate Senior Notes due June 28, 2024 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of May 1, 1998, by and between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), as heretofore supplemented and as further supplemented and amended by the Sixteenth Supplemental Indenture dated as of June 29, 2021 (collectively, the “Indenture”).
We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

June 29, 2021

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I and, with respect to matters of Mississippi law, we have relied on the opinion of Balch & Bingham LLP attached hereto as Annex II.
The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the federal law of the United States and, to the extent set forth herein, the laws of the States of Mississippi and New York.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the prospectus supplement relating to the Notes. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP

Annex I

HUNTON ANDREWS KURTH LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
File No: 79445.6

June 29, 2021

Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308

RE:        Registration Statement on Form S‑3

Ladies and Gentlemen:

We have acted as counsel to the underwriters in connection with the Registration Statement on Form S‑3 (Registration Statement No. 333- 240328) (the “Registration Statement”) relating to $200,000,000 aggregate principal amount of Mississippi Power Company’s (the “Company”) Series 2021A Floating Rate Senior Notes due June 28, 2024 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of May 1, 1998 between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), as heretofore supplemented and as further supplemented and amended by a Sixteenth Supplemental Indenture dated as of June 29, 2021 (collectively, the “Indenture”).
We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization,

ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON
LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TOKYO TYSONS WASHINGTON, DC
www.HuntonAK.com

Troutman Pepper Hamilton Sanders LLP
February 26, 2021

moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.
We do not express any opinion concerning any law other than the law of the State of New York.
This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.2 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In addition, Balch & Bingham LLP may rely on this opinion with respect to matters of New York law in connection with the delivery of its opinion to be attached as an annex to your opinion. In giving our consent to your attaching this opinion letter to the opinion letter being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

Annex II

1310 Twenty-Fifth Avenue . P.O. Box 130 (39502). Gulfport, MS 39501-1931 www.balch.com

June 29, 2021

Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, N.E.
Suite 3000 Atlanta, Georgia 30308

Re:        Registration Statement on Form S‑3

Ladies and Gentlemen:

We have acted as counsel to Mississippi Power Company (the “Company”) in connection with the Registration Statement on Form S‑3 (Registration Statement No. 333-240328) (the “Registration Statement”) relating to $200,000,000 aggregate principal amount of the Company’s Series 2021A Floating Rate Senior Notes due June 28, 2024 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of May 1, 1998 between the Company and Wells Fargo Bank, National Association, as successor trustee (the “Trustee”), as heretofore supplemented and as further supplemented and amended by a Sixteenth Supplemental Indenture dated as of June 29, 2021 (collectively, the “Indenture”).
We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium

ALABAMA | FLORIDA | GEORGIA | MISSISSIPPI | WASHINGTON, DC

Troutman Pepper Hamilton Sanders LLP
June 29, 2021

and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached to your opinion as Annex I.
The attorneys in this firm that are rendering this opinion are members of the State Bar of Mississippi, and we do not express any opinion herein concerning any law other than the laws of the State of Mississippi, and, to the extent set forth herein, the law of the State of New York.
This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.2 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving our consent to your attaching this opinion letter to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Yours very truly,

/s/Balch and Bingham LLP